Marathon Patent Group Establishes Its Intellectual Property
Research and Services Center to Provide Support for Patent Holders

Alexandria, VA - March 6, 2013- Marathon Patent Group, Inc. (OTCBB: MARA), an Intellectual Property services and monetization company, announced today that it has established a new IP Research and Services Center at the University of Arizona Science & Technology Park in Tucson, Arizona. The center is expected to generate revenues from IP consulting services, facilitate licensing clients, and provide IP licensing support to operating businesses with significant IP assets.

The IP Research and Services Center will be headed by Nathaniel Bradley, an accomplished inventor and IP strategist. Joining Mr. Bradley is a team of engineers, inventors, and research specialists.  In addition to Mr. Bradley, who will serve as Marathon’s Chief Technology Officer & President of IP Services, joining MPG are James Crawford, Chief Operating Officer of Marathon, and Douglas Bender, who assumes the role of MPG’s Vice President of Engineering. For more detailed biographical information please visit www.marathonpg.com.

“We are pleased to be able to establish Marathon’s IP Research and Services Center at the University of Arizona Science and Technology Park,” said Doug Croxall, Chief Executive Officer of Marathon Patent Group. “We look forward to the revenue we expect it will generate from patent consulting services and the new licensing and monetization clients that it will facilitate. Led by Nate Bradley, we believe that MPG now has in-house among the most skilled IP consultants in the field.”

Mr. Bradley is the named inventor on five patented Internet and mobile technology inventions, and is the named inventor or co-inventor on over 80 Internet technology patents and patents pending with United States Patent & Trademark Office. He has been involved in the development, spin-out or divestiture of VoiceAmerica®, Radio Pilot, World Talk Radio and BoomBox® Radio. He also has been instrumental in the acquisition and consolidation of Internet radio operations and mobile marketing businesses, including Augme Mobile®.

“The IP Research & Services team is delighted to have the opportunity to be a part of Marathon Patent Group,” said Nathaniel Bradley, Marathon’s new CTO and President of IP Services. “Doug’s relationships and experience with identifying and monetizing IP rights speaks volumes about what we can achieve together. The center intends to build on its foundation of experience and relationships placing it in a strong position to source and monetize new IP opportunities for MPG.”

Last week, MPG announced that it had entered into a strategic relationship with IPNav the leader in full-service patent monetization. IPNav has completed more than 600 licensing transactions to date, generating more than $600 million generated in patent licenses, settlements and awards. IPNav will source and execute monetization opportunities on behalf of MPG. IPNav’s headquarters is located in Dallas, TX with offices in Dublin, Paris, Shanghai, and Tel Aviv.

About Marathon Patent Group

Marathon Patent Group (MPG) is an intellectual property services and monetization company that serves a wide range of patent holders and technologies from Fortune 500 to independent inventors. MPG provides clients advice and services that enable them to realize financial and strategic return on their IP rights. MPG serves clients through two complimentary business units: the IP Research & Services Center, which helps to identify and manage patents, and the IP Licensing and Enforcement Group, which acquires IP assets, partners with patent holders, and monetizes patent portfolios through actively managed patent licensing campaigns. MPG is based in Alexandria, Virginia. www.marathonpg.com

Forward Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the "SEC"), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Marathon Patent Group
Investor Relations
678-570-6791
jason@marathonpg.com

IP Communications
Brody Berman Associates
212-683-8125
bberman@brodyberman.com